Exhibit 5.1

May 21, 2024

Sanara MedTech Inc.
1200 Summit Ave, Suite 414

Fort Worth, Texas 76102

Ladies and Gentlemen:

We have acted as counsel for Sanara MedTech Inc., a Texas corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of an aggregate of 255,049 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), comprised of (i) 188,657 shares of Common Stock acquired by Ryan Phillips pursuant to the Membership Interest Purchase Agreement, dated as of July 1, 2022, by and among the Company, Scendia Biologics, LLC and Ryan Phillips (the “Phillips Shares”) and (ii) 66,392 shares of Common Stock issued to certain former shareholders of Precision Healing Inc. (“Precision Healing”) pursuant to the Agreement and Plan of Merger, by and among the Company, United Wound and Skin Solutions, LLC, Precision Healing, PH Merger Sub I, Inc., PH Merger Sub II, LLC and Furneaux Capital Holdco, LLC (d/b/a BlueIO), solely in its capacity as the representative of the securityholders of Precision Healing (the “Precision Healing Shares”, collectively with the Phillips Shares, the “Shares”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, as of the date hereof (“Company Organizational Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) a certificate executed by an officer of the Company, dated as of the date hereof; and (iv) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Shares offered thereby will have been delivered to the purchaser(s) of the Shares as required in accordance with applicable law; (v) all Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; and (vii) there will not have occurred any change in law or in the Company Organizational Documents of the Company adversely affecting the Shares or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the laws of the State of Texas, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com